Exhibit 10.1

SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT (this “Agreement”), dated as of August 10, 2021, is by and among SavMobi Technology, Inc., a company incorporated in Nevada, USA and listed on the OTC Markets (OTCPink:SVMB), of Room 502, Unit 1, Building 108, Red Star Dalian Development Zone Dalian, Liaoning China (“SVMB”), Mr. ZHAO Xindong, the 33% shareholder of Dalian Yuanmeng Media Co., Ltd, a company incorporated in People’s Republic of China of 5541, No. 9-1, Haifu Road, Dalian Free Trade Zone, Liaoning Pilot Free Trade Zone, China (“YUANMENG”), and Mr. GUO Hengchang, the 67% shareholder of YUANMENG. SVMB and YUANMENG are referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS:

A.	SVMB is registered in the Nevada, USA and provides commercial mobile technical support services;

B.	YUANMENG provides commercial mobile technical support service dedicated to the data platform;

C.	YUANMENG is owned by Mr. ZHAO Xindong and Mr. GUO Hengchang, with shareholding of 33% and 67% in YUANMENG, respectively, and Mr. ZHAO Xindong and Mr. GUO Hengchang are referred herein as “Sellers”. And Sellers hereby agree to sell 100% (one hundred percent) of the shareholding of YUANMENG to SVMB.

D.	SVMB hereby agreed to purchase from the Sellers, 100% (one hundred percent) of the shareholding of YUANMENG for a consideration as indicated in Article II.

E.	The Sale and Purchase will create competitive advantage and business synergies mutually for SVMB and YUANMENG.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and upon the terms and subject to the conditions set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I

 SALE AND PURCHASE OF ASSETS AND SHARE, ASSUMPTION OF LIABILITIES

1.1.	Purchase and Sale of the Share of YUANMENG. On the terms and subject to the conditions of this Agreement:

(a)	The Sellers hereby agreed to sell a total of 100% of the shareholding of YUANMENG to SVMB for a consideration as stated in Article II;
(b)	SVMB hereby agreed to purchase from the Sellers, a total of 100% of the shareholding of YUANMENG for a consideration as stated in Article II;

1.2	Purchase and Sale of All Assets of YUANMENG. On the terms and subject to the conditions set forth in this Agreement, at the Closing, SVMB shall purchase, acquire and accept from YUANMENG, and YUANMENG shall sell, transfer, assign, convey and deliver to SVMB all of YUANMENG’s right, title and interest in, to and under the Purchased Assets. “Purchased Assets” shall mean all assets of YUANMENG shown on the balance sheet as of the Closing.

1.3	Assumption of All Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, SVMB shall assume, effective as of the Closing, and shall timely perform, pay and discharge in accordance with their respective terms, the Assumed Liabilities of YUANMENG. “Assumed Liabilities” shall mean all liabilities of YUANMENG shown on the balance sheet as of the Closing.

ARTICLE II

CONSIDERATION

2.1	Purchase Price. In consideration for the transfer by Sellers to SVMB of the Share and the Purchased Assets, SVMB shall assume the Assumed Liabilities and pay to Sellers an aggregate of United States Dollars fifty million (US$50,000,000) by issuance of ten million (10,000,000) shares of SVMB’s Common Stock at Closing.

ARTICLE III

CLOSING

3.1	The consummation of the transfer by the Sellers, 100% of the shareholding of YUANMENG to SVMB, and the purchase by SVMB from the Sellers, 100% of the shareholding of YUANMENG and the Purchased Assets and the Assumed Liabilities, by the issuance of ten million (10,000,000) shares of SVMB’s Common Stock shall occur on or before February 10, 2022 (the “Closing Date”). Subject to applicable Laws, legal title, equitable title and risk of loss with respect to, the Share, the Purchased Assets and the Assumed Liabilities will transfer to Purchaser at the Closing, which transfer will be deemed effective for Tax, accounting and other computational purposes as of 12:01 a.m. (local time in the applicable jurisdiction in which each such transfer occurs) on the Closing Date. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

3.2	On or before February 28, 2022, the Seller shall deliver, for transmittal to SVMB, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the share of YUANMENG.

ARTICLE IV

CLOSING CONDITIONS

4.1	SVMB shall execute and deliver to the Sellers, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the Common Shares of SVMB. Such conditions included, but not limited to:

(a)	Required SVMB Stockholder Approval. The stockholders of the SVMB shall have approved, by vote or written consent, the Agreement and the transactions contemplated hereby by the requisite vote of the stockholders of the SVMB;
(b)	Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement as set forth in Schedule 4.1(b) shall have each been obtained or made.
(c)	No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.
(d)	No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

4.2	The Sellers shall execute and deliver to SVMB, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the share of YUANMENG. Such conditions included, but not limited to:

(a)	Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement as set forth in Schedule 4.2(a) shall have each been obtained or made.

(b)	Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement, shall have been obtained or made.
(c)	No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.
(d)	No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SVMB

SVMB hereby represents and warrants to the Sellers as follows (it being acknowledged that the Sellers is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of SVMB hereunder):

5.1	Authorization. SVMB, represented by Mr. Ma Hongyu, the Chief Executive Officer of SVMB has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of SVMB, and this Agreement is enforceable with respect to the Sellers in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which SVMB is a party or by which SVMB or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to SVMB or the assets or properties of SVMB.

5.2	Compliance with Securities Laws.

(a)	No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against SVMB.

(b)	Neither SVMB, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.
(c)	SVMB is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

5.3	No undisclosed Issues or Liabilities. SVMB warrants that to the best of its knowledge there are no, issues that might tend to cause damage to SVMB or its shareholders, or state or federal regulatory problems of any description.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

6.1	Authorization. The Sellers have full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to sell and dispose the Common Share of YUANMENG and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Sellers and this Agreement is enforceable with respect to the Sellers, in accordance with its terms.

6.2	Compliance with Securities Laws.

(a)	No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, People’s Republic of China, is pending or threatened against the Sellers, or the assets of the Sellers.
(b)	Neither the Sellers nor its officer or owner has not been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.
(c)	The Sellers are not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

6.3	Disclosure of Transference of Control

(a)	The Sellers understand and accept that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the share and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission.
(b)	One or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.
(c)	The Sellers will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

6.4	The Sellers warrant that the Sellers shall deliver to SVMB all of rights, titles and interests in 100% of the share of YUANMENG, and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

6.5	The Sellers warrant that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

6.6	The Sellers warrant and confirm that immediately upon closing, if necessary, YUANMENG will, undertake a full and up-to-date audit of the financial position of the YUANMENG, which audit will be conducted by an auditor firm qualified by the Public Company Accounting Oversight Board.

ARTICLE VII

TERMINATION

7.1	Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)	by mutual written consent of SVMB and the Sellers;
(b)	by written notice by SVMB and the Sellers if any of the conditions to the Closing set forth in Article IV have not been satisfied or waived by the six month anniversary of the date of this Agreement (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Sellers) of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;.

(c)	by written notice by either SVMB and the Sellers if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company, the Seller) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;
(d)	by written notice by the Sellers, if (i) there has been a breach by SVMB of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of SVMB shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Article IV to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice of such breach or inaccuracy is provided by the Sellers or (B) the Outside Date; or
(e)	by written notice by SVMB, if (i) there has been a breach by the Sellers of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Article IV to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice of such breach or inaccuracy is provided by SVMB or (B) the Outside Date.

7.2	Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 7.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 7.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 7.3, Article XIII and this Section 7.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above). Without limiting the foregoing, and except as provided in Sections 7.3 and this Section 7.2, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 7.1.

7.3	Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement and all other matters related to the consummation of this Agreement.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1	Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

8.2	Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

8.3	Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada.

8.4	Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to SVMB, to:	SavMobi Technology, Inc.
Room 502, Unit 1, Building 108, Red Star Dalian Development Zone
Dalian, Liaoning, China

(b) If to the SELLERS, to:	Mr. ZHAO Xindong and GUO Hengchang
5541, No. 9-1, Haifu Road, Dalian Free Trade Zone,
Liaoning Pilot Free Trade Zone, China

Either party hereto may change his address by written notice to the other party given in accordance with this Section 8.4.

8.5	Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding.

8.6	Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.7	Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SavMobi Technology, Inc.

By:	/s/ MA HONGYU
Designated Signing Authority Ma Hongyu Chief Executive Officer

SELLERS:

By:	/s/ ZHAO Xindong
Mr. ZHAO Xindong
33% shareholder of
Dalian Yuanmeng Media Co., Ltd

By:	/s/ GUO Hengchang
Mr. GUO Hengchang
67% shareholder of
Dalian Yuanmeng Media Co., Ltd

SALE AND PURCHASE AGREEMENT

BY AND AMONG

SAVMOBI TECHNOLOGY, INC.

AND

Mr. ZHAO XINDONG

Representing 33% Shareholder of

DALIAN YUANMENG MEDIA CO., LTD

AND

Mr. GUO HENGCHANG

Representing 67% Shareholder of

DALIAN YUANMENG MEDIA CO., LTD

DATED AS OF August 10 2021